As filed with the Securities and Exchange Commission on August 8, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GSI TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0398779
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

1213 Elko Drive

Sunnyvale, California  94089

(Address of principal executive offices) (Zip Code)

GSI TECHNOLOGY, INC.

2007 EQUITY INCENTIVE PLAN

2016 EQUITY INCENTIVE PLAN

(Full title of the Plans)

Douglas Schirle

Chief Financial Officer

GSI Technology, Inc.

1213 Elko Drive

Sunnyvale, California 94089

(Name and address of agent for service)

(408) 331-9802

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	5,108,953	(3)	$5.06	(5)	$25,851,302.18	$2,996.17
Common Stock, $0.001 par value per share	6,000,000	(4)	$7.175	(6)	$43,050,000.00	$4,989.50
Total	11,108,953				$68,901,302.18	$7,985.67

(1)                                        The securities registered include options and rights to acquire the Registrant’s Common Stock.

(2)                                        Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2007 Equity Incentive Plan (the “2007 Plan”) or its 2016 Equity Incentive Plan (the “2016 Plan”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(3)                                        Represents up to 5,108,953 additional shares of the Registrant’s Common Stock subject to outstanding stock options granted under the 2007 Plan that may become available for grant under the 2016 Plan upon expiration, termination, cancellation or forfeiture of the subject 2007 Plan stock options following August 25, 2016, the effective date of the 2016 Plan, and that are eligible to be carried over to the 2016 Plan in accordance with its terms (the “Carry Forward Shares”).

(4)                                        Represents 6,000,000 additional shares of the Registrant’s Common Stock reserved for issuance pursuant to future awards under the 2016 Plan.

(5)                                        Calculated solely for the purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the aggregate offering price and the fee shall be computed upon the basis of the price at which the stock options may be exercised.

(6)                                        Calculated solely for the purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices per share of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on August 4, 2017.

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 11,108,953 shares of common stock, par value $0.001 per share (“Common Stock”), of GSI Technology, Inc. that may be issued and sold under the 2016 Plan or the 2007 Plan.  The number of shares registered hereby is the sum of: (a) 6,000,000 shares of newly reserved Common Stock to be registered for issuance solely under the 2016 Plan; and (b) the Carry Forward Shares, meaning up to 5,108,953 shares of Common Stock subject to outstanding 2007 Plan stock options not previously registered.

Pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the Registration Statement, the Registrant is filing this Registration Statement to reflect that 6,708,319 shares of Common Stock subject to outstanding stock options under the 2007 Plan may instead by issued under the 2016 Plan upon expiration, termination, cancellation or forfeiture of the subject 2007 Plan stock options following August 25, 2016, the effective date of the 2016 Plan. 1,599,366 of such shares were registered under Registrant’s previous Registration Statement on Form S-8 (Registration No. 333-144140) filed on June 28, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information

Not required to be filed with this Registration Statement.

Item 2.         Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

(1)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 filed with the Securities and Exchange Commission on June 5, 2017 (the “Annual Report”), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report.

(3)                                 The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-33387), filed with the Commission on March 27, 2007 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Securities and Exchange Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

Not applicable.

Item 5.   Interests of Named Experts and Counsel

Not applicable.

Item 6.   Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, as amended (“DGCL”), allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, employees and agents of a corporation.  The Registrant’s Certificate of Incorporation and Bylaws, as amended to date, provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, including in circumstances in which indemnification is otherwise discretionary under such law. In addition, with the approval of the Board of Directors and the stockholders, the Registrant has entered into separate indemnification agreements with its directors, officers and certain employees which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to obtain directors’ and officers’ insurance, if available on reasonable terms.

The indemnification provisions in the Registrant’s Amended and Restated Certificate of Incorporation, Bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

Item 7.   Exemption From Registration Claimed

Not applicable.

Item 8.   Exhibits

See Exhibit Index.

Item 9.   Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, That:  Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 8th day of August, 2017.

GSI Technology, Inc.

By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

Each person whose signature appears below constitutes and appoints Lee-Lean Shu and Robert Yau, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of GSI Technology, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee-Lean Shu	President, Chief Executive Officer and Chairman	August 8, 2017
Lee-Lean Shu	(Principal Executive Officer)

/s/ Douglas M. Schirle	Chief Financial Officer (Principal Financial and	August 8, 2017
Douglas M. Schirle	Accounting Officer)

Vice President, Engineering, Secretary and Director
Robert Yau

/s/ Jack A. Bradley	Director	August 8, 2017
Jack A. Bradley

/s/ E. Thomas Hart	Director	August 8, 2017
E. Thomas Hart

/s/ Hadyn Hsieh	Director	August 8, 2017
Hadyn Hsieh

/s/ Ruey L. Lu	Director	August 8, 2017
Ruey L. Lu

/s/ Arthur O. Whipple	Director	August 8, 2017
Arthur O. Whipple

INDEX TO EXHIBITS

Exhibit	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on February 16, 2007.

4.2

Amended and Restated Bylaws of the Registrant are incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on February 16, 2007.

5	Opinion and consent of DLA Piper LLP (US).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of DLA Piper LLP (US) is contained in Exhibit 5.

24	Power of Attorney. (Included in signature pages to this Registration Statement.)

99.1	2016 Equity Incentive Plan is incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2016.

99.2

2016 Equity Incentive Plan’s Related Form Documents are incorporated by reference to Exhibits 10.2 through 10.5 of the Company’s Form 10-Q, filed with the Securities and Exchange Commission on November 4, 2016.

99.1	2007 Equity Incentive Plan is incorporated by reference to Exhibit 10.4 of the Company’s Form S-1/A filed with the Securities and Exchange Commission on March 12, 2007.

99.2

2007 Equity Incentive Plan’s Related Form Documents are incorporated by reference to Exhibits 99.1 through 99.4 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on June 4, 2007.